Exhibit 10.7


                           Suite 2000, Guinness Tower, 1055 West Hastings Street
MADISON                                          Vancouver, B.C., Canada V6E 2E9
--------------------------------------------------------------------------------
ENTERPRISES CORP.       Tel(604) 331-8772 o Fax (604) 331-8773 or (604) 668-0063




May 23, 2002


Great American Minerals Exploration, LLC
9051 South 1075 West, Suite B-301
West Jordan, Utah U.S.A. 84088

Attention: D J. McDowell

Dear Don:

Re:      Lewis Property, Lander County, Nevada

Further to our letter agreement dated May 1, 2002, our subsequent negotiations with F.W. Lewis, Inc. ("Lewis") and our subsequent telephone conversations, this letter agreement confirms the agreement of Madison Enterprises Corp. ("Madison") and Great American Minerals Exploration, LLC ("GAME") respecting the Lewis
Property:

1. Madison and GAME will continue work together to negotiate and settle the terms of the underlying agreement (the "Lewis Agreement") between Lewis, Madison and GAME and to ensure that its terms are acceptable to both parties. In particular, the parties will attempt to modify the initial payment provisions so that the initial payment will be due on Madison's receipt of regulatory approval of the agreement. If the Lewis Agreement, in a form acceptable to both Madison and GAME, is not in place by June 15, 2002, this letter agreement, other than the provisions of paragraph 12 below, will terminate and be of no further force and effect. The agreement of Madison and GAME set forth in this letter agreement is predicated on the Lewis Agreement (as presently proposed) providing that Madison and GAME can jointly acquire a 100% interest in the Lewis Property free and clear of all encumbrances other than a 5% gross royalty on gold and a 4% net smelter returns royalty (collectively the "Royalty") on all other metals in favour of Lewis by:

         (a)      paying Lewis

                  (i)      US$25,000 on execution of the Lewis Agreement;

                  (ii) US$2,000 per month from June 1, 2002 to December 1, 2002; and

                  (iii) US$3,000 per month thereafter until the purchase option in the Lewis Agreement is terminated or exercised; and

                  (iv)     US$2,000,000 by December 31, 2007; and

         (b) incurring exploration expenditures of US$250,000 by December 31, 2002, exploration expenditures of US$150,000 by December 31, 2003, and at least US$250,000 every year thereafter until the purchase option in the Lewis Agreement is terminated or exercised, provided that GAME and Madison will be allowed to credit excess expenditures in prior periods to subsequent periods.

         The Lewis Agreement as presently proposed requires an advance minimum royalty of US$60,000 per year commencing on purchase of the Lewis Property. The Lewis Agreement (as presently proposed) provides that the Royalty can be purchased for US$4,000,000 for a period of one year following the exercise of the purchase option. The Lewis Agreement (as presently proposed) provides that the purchase price for the Royalty increases by US$500,000 per annum on each anniversary of the date of exercise of the purchase option.

2. Madison has an option to acquire a 51% interest in the Lewis Agreement by paving GAME US$25,000 on CDNX approval, paying the property payments anticipated to be due pursuant to the Lewis Agreement before December 31, 2004 as described in paragraph l(a) above (which total US$111,000) and spending US$650,000 on exploration by December 31, 2004, in accordance with the terms of the Lewis Agreement. In the event that Madison fails to make the payments and incur the expenditures as set out in this paragraph or otherwise terminates this letter agreement prior to the exercise of this option, the option will terminate and Madison shall have no interest whatsoever in the Lewis Agreement or the Lewis Property, provided, however, that GAME shall indemnify and hold Madison harmless from any claims, demands or liabilities arising from the Lewis Agreement after termination of this letter agreement in the event that GAME does not also terminate the Lewis Agreement.

3. Madison has an option to acquire a further 9% interest (60% in the aggregate) by paying the property payments due pursuant to the Lewis Agreement from January 1, 2005 to December 31, 2006 (which total US$72,000) and spending a further US$500,000 on exploration by December 1,2006, with US$250,000 to be spent in each year. In the event that Madison fails to make the payments and incur the expenditures as set out in this paragraph, the option will terminate and Madison shall not have acquired the additional 9% interest in the Lewis Agreement and its interest will remain at 51%, subject to the provisions hereof concerning dilution in the event that either party fails to contribute its proportionate share of costs.

4. Madison must elect at 51% whether to acquire the further interests or enter into a joint venture with GAME for future exploration and development of the Lewis Property. If Madison elects to enter into a joint venture, the joint venture agreement shall contain terms which are standard in the mineral exploration business, including the requirement that all costs be borne by the parties on a pro rata basis, failing which the interest of the party not contributing will be subject to dilution on a straight-line basis. If the interest of either party is diluted to 25% or less, its interest will convert to a 25% net profits interest.

5. If Madison elects to acquire the additional 9% interest (60% in the aggregate), GAME will have 120 days after Madison acquires the additional interest to elect whether to participate on a 60/40 joint venture basis (on the terms set out above) or to allow Madison to acquire a further 15% interest (75% in the aggregate) by completing an industry standard bankable feasibility study and arranging on behalf of GAME non-recourse project financing for GAME'S remaining 25% interest. If GAME elects to permit Madison to acquire an additional interest, Madison will then have 120 days to elect whether to participate on a 60/40 joint venture basis or to acquire the further 15% interest on the terms set out above.

6. Madison will be entitled to accelerate exploration expenditures at any time. If it does so and completes the expenditure requirement for the earn-in stage at which it has elected to move to a joint venture, GAME will be required to be begin contributing to all costs except the property payments due pursuant to the Lewis Agreement and referred to above which shall be solely Madison's responsibility.

7. Madison will provide GAME with copies of all data and analyses respecting the Lewis Property and will consult with GAME on all exploration programs during the currency of the agreement and all exploration decisions will be made by a technical committee comprised of one representative of Madison and one representative of GAME, with Madison's representative having the deciding vote in the case of a deadlock.

8. During periods of active exploration, Madison agrees to engage Don McDowell as a exploration consultant to assist with exploration at daily rate of US$300, plus all reasonable expenses which have received advance approval. Madison agrees to engage Don McDowell for a minimum of ten days in each of the six months following CDNX approval of the agreement.

9. Madison and GAME shall use their best efforts to expeditiously and in good faith settle the terms of and execute a joint venture agreement to take effect upon Madison exercising its option and acquiring a 51% interest or a 60% interest, as the case may be, in the Lewis Property. The joint venture agreement will contain terms which are generally standard in the North American mining industry in addition to the specific terms outlined herein.

10. The Lewis Agreement provides that the obligation to incur exploration costs for a calendar year is incurred unless the Lewis Agreement is terminated prior to the beginning of such calendar year. Madison may not terminate this letter agreement as to the payments and exploration work required under the Lewis Agreement during the calendar year ending December 31, 2002. Madison may terminate this letter agreement and thereby not be required to make the payments and exploration work required under the Lewis Agreement during and after calendar year 2003 by giving GAME notice of termination no later than November 30, 2002. Such termination will be effective on the earlier of Madison's completion of all 2002 obligations under the Lewis Agreement or December 31, 2002. For subsequent years, Madison may similarly terminate this letter agreement by giving GAME notice of termination no later than November 15 of the calendar year, such termination to be effective on the earlier of completion of all obligations under the Lewis Agreement for the calendar year in which notice was given or December 31 of the calendar year in which notice was given.

11. If the parties are required to indemnify Lewis pursuant to Section 4.4(E) of the Lewis Agreement solely as a result of the use of the Lewis Information by only one of the parties, the party whose use of the information resulted in the indemnification obligation shall indemnify and hold harmless the other party from and against all resulting claims, liabilities and damages.

12. If the Lewis Agreement, in a form acceptable to both Madison and GAME, is not in place by June 15, 2002, or if Madison does not obtain or waive CDNX approval, Madison agrees that it shall not, without the written consent of GAME, acquire any interest in the Lewis Property for a period of two years following the date of this letter agreement.

13. Our agreement is subject to CDNX approval on the part of Madison, which Madison must obtain by June 30, 2002.

If the foregoing accords with your understanding of our agreement, please acknowledge your acceptance of, and agreement to be bound by, the terms and conditions of this letter agreement by signing the enclosed copy hereof in the space provided and returning same to us. We confirm that this letter agreement may be executed in two counterparts each of which will be deemed to be an original and both of which will be deemed to constitute one agreement.

Yours Truly,


MADISON ENTERPRISES CORP.


/s/ J.G. Stewart
                                        Agreed to and accepted this 23rd day
per: J.G. Stewart,                      of May, 2002.
     Secretary



JGS:ea                                  /s/ Donald James McDowell, Manager
                                        ---------------------------------------
                                        Great American Minerals
                                        Exploration, LLC
                                        Per: Don McDowell

                    FIRST AMENDMENT TO EXPLORATION AGREEMENT
                            WITH OPTION TO PURCHASE


         THIS FIRST AMENDMENT TO EXPLORATION AGREEMENT WITH OPTION TO PURCHASE (the "First Amendment") is made effective this 7th day of January 2003 (the "Effective Date") by and between F. W. LEWIS, INC., a Nevada corporation ("Lewis"); MADISON ENTERPRISES CORP., a British Columbia corporation ("MNP"); and GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC, a Nevada limited liability company ("GAME").

                                    RECITALS

         A. Effective June 1 , 2002 Lewis, Madison, and GAME entered into an "Explo ration Agreement with Option to Purchase" (the "Agreement") affecting various real property interests in Lander County, Nevada.

         B. The parties wish to amend Section 1.11 of the Agreement relating to assignment of the Agreement.

         THEREFORE, the parties have agreed as follows:

         1 . Amendments to Section 1.11. The parties hereby agree that Section
1.11 of the Agreement shall be amended as follows:

                  a. Section 1.1 l(a) shall henceforth read as follows:

         a. Payment to Lewis often percent (10%) of any fees, payments, or other consideration with a cash value (including stock) received by MNP or GAME, as the case may be, for the Transfer, except in the case of transfer to a wholly-owned subsidiary or affiliate of MNP or GAME, as the case may be. However, the payment often percent shall not apply to any work obligation prom-ised by an assignee to MNP or GAME, as the case may be, provided that such work is actually performed on the Property.

         b. The following new paragraph shall be inserted after Section 1.11
(c):

         The foregoing requirements shall not apply to any Transfer by MNP or GAME or both, as the case may be, to any wholly-owned subsidiary corporation or limited liability company. In the case of an assignment by MNP or GAME or both to a wholly-owned subsidiary, assigning party shall give written notice to Lewis and any other non-assigning party of the assignment, together with the name, address, and state of incorporation/organization of the assignee, and the names and addresses of all officers and directors of the subsidiary corporation or LLC.

         2. Continuing Effect. All other provisions of the Agreement shall consider in full force and effect, except as modified by this First Amendment.

         3. Counterparts and Facsimile Signatures. This First Amendment may be executed in counterparts, and signature pages transmitted by facsimile shall be treated as original and binding signatures, provided, however, that a fully-executed original First Amendment shall be delivered to Lewis within fourteen (14) days of the Effective Date.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Exploration Agreement with Option to Purchase on the day and year first above written.


                                            F. W. LEWIS, INC.

                                            By: /s/ Frank W. Lewis
                                               -------------------------
                                               FRANK W. LEWIS, President

                                            GREAT AMERICAN MINERALS
                                            EXPLORATION (NEVADA), LLC, a
                                            Nevada limited liability company


                                            By: /s/ Donald McDowell
                                            Name: Donald McDowell
                                            Title: Manager


                                            MADISON ENTERPRISES CORP., a British
                                             Columbia corporation

                                            By: /s/ Chet Idziszek
                                            Name: Chet Idziszek
                                            Title: President


STATE OF NEVADA         )
                        ) ss.
COUNTY OF WASHOE        )


         On this 18th day of February, 2003 personally appeared before me, a Notary Public, Frank W. Lewis, a duly qualified and acting officer of F. W. LEWIS, INC., personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.



                                                /s/ Hillary H. Reister
                                                --------------------------------
                                                   Notary Public

STATE OF UTAH           )
                        ) ss.
COUNTY OF SALT LAKE     )


         On this 25 day of February, 2003 personally appeared before me, a Notary Public, Donald McDowell, a duly qualified and acting officer of GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC. a Nevada limited liability company, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.



                                                /s/ Tammy L. Fontana
                                                --------------------------------
                                                   Notary Public




PROVINCE OF BRITISH COLUMBIA    )
                                ) ss.
CITY OF VANCOUVER               )


         On this 24th day of February, 2003 personally appeared before me, a Notary Public, Chet Idziszek, a duly qualified and acting officer of MADISON ENTERPRISES CORP., a British Columbia corporation, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.

                                                /s/ James G. Stewart
                                                --------------------------------
                                                   Notary Public

                  EXPLORATION AGREEMENT WITH OPTION TO PURCHASE


                                     between


                           F. W. LEWIS, INC., a Nevada
                                   corporation


                                       and


                  MADISON ENTERPRISES CORP., a British Columbia
                                   corporation

                                       and

               GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC,
                              a Nevada corporation

                                TABLE OF CONTENTS




RECITALS....................................................................  1
SECTION ONE - Exploration Agreement.........................................  2
1.1 - Term..................................................................  2
1.2 - Minimum Royalty.......................................................  2
1.3 - Work Commitment.......................................................  3
1.4 - Environmental Evaluation .............................................  7
1.5 - Right to Explore Only.................................................  7
1.6 - Data..................................................................  8
1.7 - Area of Interest......................................................  8
1.8 - Conduct of Work.......................................................  8
1.9 - Liability and Insurance ..............................................  9
1.10 - Liens................................................................  9
1.11 - Assignment........................................................... 10
1.12 - Installation of Equipment............................................ 11
1.13 - Acquisition of Permits............................................... 11
1.14 - Inspection of Property............................................... 12
1.15 - Taxes ............................................................... 12
1.16 - Maintenance of Claims ............................................... 13
1.17 - Relocation, Amendment and Patent .................................... 14
1.18 - Mining Law Revision.................................................. 14
1.19 - Termination ......................................................... 14
1.20 - Default ............................................................. 15
1.21 - Obligations Following Termination ................................... 16

SECTION TWO - Option to Purchase the Property............................... 16

2.1 - Grant of Option to Purchase Property.................................. 16
2.2 - Purchase Price........................................................ 17
2.3 - Right to Develop and Mine ............................................ 17
2.4 - Advance Minimum Royalty .............................................. 18
2.5 - Production Royalty.................................................... 20
2.6 - Commingling .......................................................... 21

                                TABLE OF CONTENTS


2.7 - Accounting...........................................................  21
2.8 - Late Payments........................................................  22
2.9 - Reclamation..........................................................  23

SECTION THREE - Option to Purchase the Royalty.............................  23

3.1 - Grant of Option to Purchase Royalty .................................  23
3.2 - Royalty Purchase Price...............................................  24
3.3 - Effect of Exercising Royalty Purchase Option.........................  24
3.4 - Right of Lewis to Sell Royalty.......................................  24

SECTION FOUR - Miscellaneous Provisions....................................  24

4.1 -  Notices.............................................................  25
4.2 -  Payments in U. S. Currency   .......................................  26
4.3 -  Title   ............................................................  26
4.4 -  No Warranties or Representations as to Value........................  27
4.5 -  Bankruptcy of Madison...............................................  28
4.6 -  Abandonment   ......................................................  28
4.7 -  Binding Effect......................................................  29
4.8 -  Applicable Law......................................................  29
4.9 -  Attorney Fees and Costs   ..........................................  30
4.10 - Entire Agreement....................................................  30
4.11 - Memorandum of Agreement.............................................  30
4.12 - Void or Invalid Provisions..........................................  30
4.13 - Waiver..............................................................  31
4.14 - Amendment...........................................................  31
4.15 - Tune of Essence.....................................................  31
4.16 - No Partnership or Implied Covenants.................................  31
4.17 - Force Majeure.......................................................  31
4.18 - Confidentiality.....................................................  32
4.19 - Counterparts and Facsimile Signatures   ............................  34

                                TABLE OF CONTENTS


Exhibit A - Property Description

Exhibit B - Quitclaim Deed with Reserved Royalty

Exhibit C - Quitclaim Deed Relinquishing Royalty Interests

            EXPLORATION AGREEMENT WITH OPTION TO PURCHASE

         THIS EXPLORATION AGREEMENT WITH OPTION TO PURCHASE (the "Agreement") is entered into effective this 1st day of June, 2002 (the "Effective Date") by and between F. W. LEWIS, INC., a Nevada corporation, located at 120 Greenridge Drive, Reno, Nevada 89509 ("Lewis"); and MADISON ENTERPRISES CORP., a British Columbia corporation ("MNP"), whose address is Suite 2000, Guinness Tower, 1055
W. Hastings Street, Vancouver, British Columbia, Canada V6C 2E9, and GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC, a Nevada limited liability company ("GAME"), located at 9051 South 1075 West, Suite B 301, West Jordan, Utah 84088 (referred to collectively as "Madison").

                                    RECITALS

         A. Lewis owns the property more particularly described in Exhibit A attached hereto and incorporated herein, which property, together with all ores, minerals and materials thereon and thereunder, and all right, title and interest of Lewis in and to the surface of said property, and all water rights on the property, improvements, easements, licenses, rights-of-way and other interests appurtenant thereto, shall hereinafter be collectively referred to as the "Property".

         B. Madison wishes to obtain a right to explore the Property and an option to purchase the Property (the "Purchase Option" as defined in Section 2.
1), subject to an overriding royalty interest (the "Royalty" as defined in
Section 2.5) with the further option to purchase the Royalty (the "Royalty Purchase Option" as defined in Section 3.1), and

Lewis wishes to grant such a right, Purchase Option and Royalty Purchase Option, all on the terms and conditions hereinafter set forth.

         C. The rights of MNP and GAME between themselves regarding the interest in the Property which may be acquired hereunder from Lewis are governed by that certain letter agreement dated May 23, 2002 (the "Madison Joint Venture Agreement") between MNP and GAME, as the same may be amended from time to time.

         NOW THEREFORE, the parties agree as follows:

                                   SECTION ONE
                              Exploration Agreement

         1.1 Term. Lewis hereby grants to Madison the exclusive right to explore the Property, together with the exclusive option to purchase the Property, for an initial period from the Effective Date, June 1, 2002, through December 31, 2007; and with a continuing option to purchase the Royalty for a term of thirty five (35) years after exercise of the Purchase Option.

         1.2 Minimum Royalty. Unless and until this Agreement is sooner terminated or Madison exercises the Purchase Option as provided herein, Madison shall pay Lewis the following "Minimum Royalty, " it being expressly understood that should this Agreement be terminated or the Purchase Option exercised, Madison shall have no obligation to pay any Minimum Royalty pursuant to this Section, the due date of which occurs after termination or exercise of the Purchase Option:

         Date of Payment                                    Amount of Payment
         ---------------                                    -----------------

         Upon execution of this Agreement:                $27,000.00

         From July 1, 2002 through December 1, 2002:      $ 2,000.00 per month

         From January 1, 2003 until the Property is
           purchased or this Agreement is terminated
           by Madison                                     $ 3,000.00 per month

         Madison shall pay the Minimum Royalty in advance on the first day of each month, commencing July 1, 2002.

         1.3 Work Commitment. Madison shall spend, as the "Initial Work Commitment," TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in "On Site Expenditures" (hereinafter defined) on the Property, in accordance with the following schedule, which Initial Work Commitment shall be completed, or payment made to Lewis in lieu thereof, regardless of any termination of this Agreement:

         Period                                            On Site Expenditures
         ------                                            --------------------
         Between Effective Date and December 31, 2002:        $250,000.00

         If this Agreement remains in effect after January 1, 2003, Madison shall spend ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) in "On Site Expenditures" or make payment to Lewis in lieu thereof, regardless of any termination of this Agreement.

         Thereafter, unless and until this Agreement is sooner terminated or Madison exercises the Purchase Option as provided herein, for each calendar year in which this Agreement remains in effect after January 1, 2004, Madison shall spend, as an "Additional Work Commitment, " TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00)
in On Site Expenditures. It is expressly understood that should this Agreement be terminated or the Purchase Option exercised prior to January 1 of any year, Madison shall have no obligation to make the Additional Work Commitment for that or any subsequent calendar year.

         Excess On Site Expenditures in any period shall be carried forward and credited against the amount of any and all future On Site Expenditures due in any subsequent period(s). If Madison fails to spend the required amount of Initial Work Commitment by December 31, 2002, or subsequently fails to spend the required amount of any Additional Work Commitment, Madison shall, within thirty
(30) days of the end of such work commitment period, pay the shortfall to Lewis and thereby satisfy the expenditure commitment as to such shortfall.

         "On Site Expenditures" as used herein shall include:

                  a. Actual field salaries and wages (or the allocable portion thereof), including benefit costs and payroll taxes, of employees or contractors of Madison actually performing On Site Expenditures and related activities.

                  b. Costs and expenses for the use of machinery, facilities, equipment and supplies required for On Site Expenditures, reclamation, and related activities.

                  c. Travel expenses and transportation of employees and contractors, materials, equipment and supplies necessary or convenient for the conduct of On Site Expenditures.

                  d. All payments to contractors for On Site Expenditures, reclamation, and related activities.

                  e. Costs of assays and other costs incurred to determine the quality and quantity of minerals.

                  f. Costs incurred to obtain permits, rights-of-way and other similar rights as may be incurred in connection with On Site Expenditures.

                  g. Costs incurred in preparation and acquisition of environmental permits necessary to commence, carry out or complete On Site Expenditures.

                  h. Costs and expenses of performing feasibility and other studies to evaluate the economic feasibility of mining.

                  i. All costs of insurance incurred by Madison pursuant to
Section 1.9.

                  j. All personal and real property taxes assessed against the Property by the Lander County Assessor or other government entity and paid by Madison pursuant to Section 1.15.

                  k. All federal claim maintenance fees and county recording fees paid by Madison pursuant to Section 1.16.

         On Site Expenditures shall not include off-site corporate costs, corporate legal fees, accounting fees, officers' salaries, or promotional expenses of any kind. However, to the extent that corporate officers are qualified to provide geological or mining-related services, their salaries, pro-rated to account for time spent for benefit of the Property, shall qualify as On Site Expenditures. Geological or engineering work done off-site for the benefit of the Property shall also be included as On Site Expenditures.

         The entire depths of all holes shall be assayed for gold and silver on 5-foot intervals. At Madison's discretion, Madison may assay holes at shorter intervals. Any drill hole sample showing greater than 0.01 ounce per ton gold or
0.75 ounce per ton silver and not initially assayed by fire assay shall be check-assayed by fire assay methods.

         All drill holes shall have the collar locations surveyed, including elevations, by a Nevada registered land surveyor. Any reverse circulation drill hole greater than 800 feet deep and all core holes regardless of depth shall have down hole surveys taken at regular intervals, not to exceed 200 feet.

         Copies of all data generated for the Property, including, but not limited to, drill hole logs, exploration information, including interpretive information, maps, metallurgical studies, geophysical studies, all assay data, drill hole check assays, survey records, down hole surveys and other information of any sort (the "Data") shall be provided to Lewis on a semi-annual basis. At Madison's discretion, Madison may furnish Data to Lewis on a more frequent basis. To the extent practical all Data shall be provided in electronic format as well as hard copy. All colored maps shall be furnished in color. Madison makes no representation or warranty, express or implied, of any kind or nature whatsoever with respect to the accuracy or reliability of the Data. All Data provided hereunder is Confidential Information, subject to the provisions of
Section 4.18 of this Agreement.

         In the event that Madison does not exercise the Purchase Option, upon termination of this Agreement all core and drill sample pulps not consumed in assaying or metallurgical tests shall be delivered to Lewis at an address in Reno, Nevada specified by Lewis. Duplicates of all sample cuttings shall be saved in a building or in tightly closed barrels on the Property, or at such other location as may be mutually acceptable to the parties.

         1.4 Environmental Evaluation. Madison has completed an environmental evaluation of the Property and accepts the Property in its current environmental condition. In the event Madison exercises the Purchase Option, Madison shall assume all of Lewis' environmental reclamation and clean-up liability on the Property, if any, which pre-dates the Effective Date of this Agreement. In the event Madison does not exercise the Purchase Option, Madison shall be responsible solely for that reclamation and clean-up liability on the Property associated with Madison's activities under this Agreement.

         Madison shall reclaim any disturbance, including drilling, created by its activities under this Agreement in accordance with applicable rules and regulations of the appropriate state and federal agencies.

         1.5 Right to Explore Only. Upon execution of this Agreement, Madison shall have the exclusive right to explore the Property, including, without limitation, the right to conduct geological and geophysical investigations and surveys, drilling, trenching, and related activities to evaluate the mineral potential of the Property. Madison shall not have the right to develop or mine the Property in any form prior to exercising the Purchase

Option. Madison may take samples up to five hundred (500) pounds each for metallurgical testing.

         1.6 Data. Upon execution of this Agreement Lewis shall make available, for copying by Madison, all maps, deeds, and other documents pertaining to the title, boundaries, prior work, production history, and similar material associated with the Property which Madison requests and which are in Lewis' possession (but subject to the warranty disclaimers of Sections 4.3 and 4.4 below). All copies shall be made at Madison's expense.

         1.7 Area of Interest. Should Madison locate any fractional claims ("Fractional Claims") within the perimeter of the claims comprising the Property, the Fractional Claims shall be located in the name of Lewis, and Lewis hereby appoints Madison as its agent to perform such claim staking. The Fractional Claims shall become part of the Property, subject to all terms and conditions of this Agreement. Lewis and Madison shall execute such additional agreements as necessary to document the addition of the Fractional Claims to this Agreement.

         1.8 Conduct of Work. Madison shall perform its exploration activities under this Agreement and any mining activities on the Property after exercise of the Purchase Option in accordance with all applicable laws and regulations relating to the performance of exploration and mining operations on the Property, including those relating to environmental reclamation and clean-up, and in compliance with applicable workers' compensation laws of the State of Nevada.

         Madison shall have the sole right to determine the nature, scope and extent of On Site Expenditures conducted to satisfy its Initial Work Commitment and any Additional Work Commitment.

         1.9 Liability and Insurance. During the term of this Agreement and after exercise of the Purchase Option, Madison shall indemnify and hold Lewis harmless from any claims, demands, liabilities or liens arising out of Madison's activities on the Property, unless arising from the sole negligence of Lewis. During the term of this Agreement, Madison shall obtain and carry a policy of public liability insurance in the amount of at least ONE MILLION DOLLARS ($1,000,000) for personal injury and ONE HUNDRED THOUSAND DOLLARS ($100,000) for property damage, protecting Lewis against any claims for injury to persons or damage to property resulting from Madison's activities under this Agreement. The insurance policy shall name Lewis as an additional insured and evidence of such shall be delivered to Lewis within thirty (30) days of the Effective Date of this Agreement.

         1.10 Liens. Madison shall keep the Property free and clear from any and all mechanics' or laborers' liens arising from labor performed on, or material furnished to the Property at Madison's request. However, a lien on the Property shall not constitute a default if Madison, in good faith, disputes the validity of the claim, in which case the existence of the lien shall constitute a default thirty (30) days after the validity of the lien has been adjudicated adversely to Madison. Lewis shall record a Notice of Non- Responsibility on behalf of Lewis in accordance with applicable law.

         1.11 Assignment. Prior to exercising the Purchase Option, MNP or GAME, as the case may be, may license, sell, assign, sublease or joint venture ("Transfer") this Agreement or interests therein to another party ("Transferee") only upon the occurrence of all of the following:

                  a. Payment to Lewis of ten percent (10 %) of any fees or payments received by MNP or GAME, as the case may be, for the Transfer, except in the case of transfer to a wholly-owned subsidiary or affiliate of MNP or GAME, as the case may be.

                  b. Approval by Lewis of the mining expertise of the Transferee; and

                  c. Approval by Lewis of the fiscal responsibility of the Transferee.

         Notwithstanding anything herein to the contrary, no Transfer of the Property shall relieve MNP or GAME, as the case may be, of its responsibility for performance of all obligations under this Agreement. MNP or GAME, as the case may be, and each Transferee shall be jointly and severally liable for the performance of all obligations hereunder of MNP or GAME, as the case may be.

         In the event Lewis determines that the expertise or fiscal responsibility of the Transferee does not meet acceptable commercial standards, Lewis may withhold approval of the Transfer and such Transfer shall be void. It is understood between the parties that the payment to Lewis of a portion of the payments received by MNP or GAME, as the case may be, for the Transfer shall not constitute a penalty for Transfer, but shall constitute payment to Lewis for investigation of the professional expertise and financial trustworthiness of the proposed Transferee.

         Prior to exercise of the Purchase Option, no Transfer shall be effected without full compliance with the provisions of this Section, including the written consent of Lewis. Notwithstanding anything contained in this Section 1. 11 to the contrary, this Section 1.11 shall not apply to transfers between MNP and GAME pursuant to the Madison Joint Venture Agreement or any successor agreement thereto.

         After exercise of the Purchase Option, MNP and GAME, as the case may be, may Transfer any and all interest in the Property without approval or restriction or payment to Lewis, but MNP or GAME, as the case may be, shall be subject to the terms and conditions set forth in the Deed described in Section
2.2 below.

         1.12 Installation of Equipment. During the term of this Agreement, Madison may install, maintain, replace, and remove any and all mining machinery, equipment, tools and facilities ("Equipment") which it places on the Property to use in connection with its exploration activities under the Agreement or mining activities after exercise of the Purchase Option. In the event Madison does not exercise the Purchase Option, upon termination of this Agreement for any reason Madison shall have a period of thirty (30) days following such termination during which it shall remove all of the Equipment at its sole cost and expense.

         1.13 Acquisition of Permits. Madison shall acquire all federal, state and local permits required for its operations under this Agreement, including without limitation those pertaining to reclamation and the posting of a reclamation bond, as may be required by law.

         Madison shall simultaneously deliver to Lewis copies of all permit applications filed with regulatory agencies pertaining to the Property or its operations hereunder. Madison shall, promptly upon their receipt, deliver to Lewis copies of all permits, amendments, and modifications issued for the Property or its operations hereunder.

         1.14 Inspection of Property. Lewis, or its authorized agents or representatives, shall be permitted to enter the Property at all reasonable times for the purpose of inspection, surveying and sampling, but shall enter the Property at their own risk and so as not to unreasonably hinder the operations of Madison. Lewis shall give reasonable notice before any visit and shall indemnify and hold Madison harmless from any damage, claim or demand by reason of injury to Lewis or its agents or representatives, including death or damage to or destruction of any property of Lewis or said agents or representative while on the Property or the approaches thereto.

         1.15 Taxes. Madison shall pay all taxes levied or assessed against the Property and any improvements placed on the Property by Madison. Lewis shall provide promptly to Madison copies of all documents relating to such taxes. Madison may take such action, at its expense, as it deems proper to obtain a reduction or refund of taxes paid or payable by it, and Lewis shall cooperate in such action, including but not limited to allowing such action to be taken and prosecuted in Lewis' name. In the event Madison does not exercise the Purchase Option, upon termination of this Agreement, taxes shall be apportioned between Lewis and Madison on a calendar year basis for the remaining portion of the calendar year. Lewis shall not be liable for taxes on any Equipment placed on the Property under this Agreement.

         1.16 Maintenance of Claims. Madison shall be responsible for the payment of all required federal claim maintenance fees, or performance and filing of assessment work (if such should ever be reinstated), and payment of the necessary fees and recordation of the required documents with the appropriate county offices for all unpatented mining claims included in the Property (including those which may be located under Section 1.7 of this Agreement) for the assessment year ending September 1, 2003 (i. e., 2002-2003), and for the year ending September 1, 2004 (i. e., 2003-2004), and for every assessment year thereafter in which Madison continues this Agreement beyond January 1 of the assessment year. The BLM fees due September 1, 2002 shall be paid by Madison to Richard Harris, Attorney, in trust, within thirty (30) days of signing this Agreement and is an allowable credit to the minimum work commitment expenditure. Madison shall deposit the BLM fees due in 2003 with Richard Harris, Attorney, in trust; this payment shall be made to Mr. Harris within one hundred eighty (180) days following the Effective Date.

         Madison shall make the federal claim maintenance fee payments at least ninety (90) days prior to the due date, and shall file in the appropriate county office, at least thirty (30) days prior to the due date, an affidavit of such compliance required by federal or state law. Copies of all such filings and recordings shall be furnished to Lewis within fifteen (15) days of their receipt.

         In the event that assessment work is required in the future, Madison shall complete the work at least sixty (60) days prior to the date that the work is required by statute to be completed, and the necessary filings and/or recordings with the BLM and county shall be made at least sixty (60) days prior to the date that such filings and recordings are required. Copies of all such filings and recordings shall be furnished to Lewis within fifteen (15) days of their receipt.

         Notwithstanding anything herein to the contrary, Madison shall pay all federal maintenance rental payments and make the required filings associated therewith for the assessment year ending September 1, 2003.

         1.17 Relocation, Amendment and Patent. During the term of this Agreement Madison may, at Madison's sole expense and subject to Lewis' prior written consent, relocate, amend, or apply for patent on any of the unpatented claims included in the Property. Any such relocated, amended or patented claims shall be deemed to be part of the Property, subject to all terms of this Agreement.

         1.18 Mining Law Revision. In the event the General Mining Law is repealed or substantially changed, Madison shall have whatever rights may be afforded to Lewis under the new laws, including, but not limited to, whatever preferred right Lewis might have to a lease or other form of tenure in the lands covered by the Property, all of which rights shall be subject to the terms of this Agreement.

         1.19 Termination. Subject to the other terms of this Agreement, Madison shall have the right to terminate this Agreement at its sole discretion at any time after com-pleting the Initial Work Commitment by providing written notice to Lewis. Upon termin-tion Lewis shall retain all payments previously made and this Agreement shall cease and terminate. Within thirty (30) days after termination, Madison shall provide to Lewis all Data developed by Madison about the Property. To the extent practical all Data shall be provided in electronic format as well as hard copy. Madison makes no representation or warranty, express or implied of any kind or nature whatsoever with respect to the accuracy or reliability of the Data. Termination by Madison shall be effective as of the date Madison transmits to Lewis a written notice of termination and a quitclaim deed conveying to Lewis all of Madison's right, title and interest in the Property and to any additional claims located pursuant to Section 1.7.

         1.20 Default. Prior to exercise of the Purchase Option or termination by Madison, if Madison fails to perform its obligations under this Agreement, and in particular fails to make any payment due Lewis hereunder, Lewis may declare Madison in default by giving Madison written notice specifying the obligation(s) which Madison has failed to perform. If Madison fails to remedy a default in payment within fifteen (15) days of receiving notice of such default, or has not begun to cure any other default within thirty (30) days and thereafter diligently prosecute such action to completion, Lewis may terminate this Agreement and Madison shall peaceably surrender possession of the Property to Lewis. However, if Madison disputes in writing that any default has occurred, the matter shall be determined by litigation in a court of competent jurisdiction. If Madison is found to be in default hereunder, Madison shall have a reasonable time to cure such default, and if so cured, Lewis shall have no right to terminate this Agreement by reason of such default. Madison shall promptly respond in writing to any notice of default served on Madison, either by curing the default or providing a written explanation as to why, in Madison's opinion, a condition of default does not exist.

         1.21 Obligations Following Termination. In the event of any termination of this Agreement, except a termination under Section 4.6 hereof, Madison shall surrender possession of the Property to Lewis. In the event of any termination of this Agreement, Madison shall have no further liability or obligations under this Agreement, except for any obligations: (1) to pay its apportioned share of taxes as provided in Section 1.15 hereof, (2) to pay any production royalty or other payments owed to Lewis upon the effective date of termination, (3) to remove Equipment as provided in Section 1.12, hereof, (4) to fulfill its reclamation obligations pursuant to Sections 1.4 and 2.9, hereof, and (5) to satisfy any other accrued obligations or liabilities imposed by this Agreement or by operation of law.

                                   SECTION TWO
                         Option to Purchase the Property

         2.1 Grant of Option to Purchase Property. At any time, on or before December 31, 2007, Madison shall have the exclusive right and option to purchase all of Lewis' right, title and interest in and to the Property (the "Purchase Option"), by giving written notice as provided in this Agreement. Upon receipt of such notice, Lewis and Madison shall set a closing date (the "Purchase Closing Date"), which shall in no event be later than thirty (30) days from the receipt of such notice. The Purchase Option will be deemed to have been exercised on the date that Madison transmits to Lewis a written notice of exercise of the Purchase Option.

         2.2 Purchase Price. The purchase price shall be TWO MILLION DOLLARS ($2,000,000.00), which shall be paid in cash on the Purchase Closing Date, upon delivery by Lewis to Madison of a Quitclaim Deed with Reserved Royalty in the form attached hereto as Exhibit B, conveying Lewis' title (as specified in Section 4.3) to the Property, free and clear of all liens and encumbrances except those noted in Section 4.3, subject only to a reservation to Lewis of the Production Royalty (the "Royalty"), as defined in Section 2.5 below, and those terms of this Agreement which expressly continue after exercise of the Purchase Option.

         2.3 Right to Develop and Mine. Upon exercise of the Purchase Option, Madison shall have exclusive ownership of the Property together with all rights, title (as noted in Section 4.3), and privileges incident thereto, subject only to the Royalty interest retained by Lewis under Section 2.5 hereof and the right of Lewis to reacquire the Property in the event Madison elects to abandon it in accordance with Section 4.6 hereof. Madison shall have no obligation to develop the Property, and any decision as to the scope or timing of any development of the Property shall be at Madison's sole discretion.

         If Madison stockpiles any concentrates or dorebullion produced from the Property for a period greater than two (2) months, then Madison shall pay to Lewis the Royalty described in Section 2.5 below with respect to such concentrates or dore bullion. For purposes of calculating the Royalty due hereunder, the value of any stockpiled concentrate or dore shall be the same price for which Madison sold its last concentrate or dore.

         Madison may, at its sole discretion, stockpile any mineralized rock mined from the Property in separate stockpiles situated on the Property or upon other property owned by Madison, provided that Madison shall provide Lewis, in writing, with the location, tonnage and grade of any such stockpile, and provided further that if the stockpile is not situated on the Property, Madison agrees to recognize the interest of Lewis, pursuant to the terms of this Agreement, in any such stockpile.

         Madison shall be responsible to Lewis for its Royalty from the theft or loss of any bullion, precipitate or other product, while the material is in the care of Madison, its agents, assigns or contractors.

         2.4 Advance Minimum Royalty. Unless and until Madison exercises the Royalty Purchase Option or Madison gives notice under Section 4.6 hereof (either of which is referred to as the "Advance Minimum Royalty Termination Notice"), Madison shall pay to Lewis, commencing on the Purchase Closing Date and annually on each anniversary thereafter, an Advance Minimum Royalty of SIXTY THOUSAND DOLLARS ($60,000.00). It is expressly understood that Madison shall have no obligation to make any Advance Minimum Royalty payment, the due date of which occurs after the date of the Advance Minimum Royalty Termination Notice. Notwithstanding the preceding, if Lewis notifies Madison within thirty (30) days of receiving the Advance Minimum Royalty Termination Notice that Madison has failed to make any payment to Lewis as required under the Agreement, in order to be relieved of Advance Royalty payment due after such Advance Minimum Royalty Termination Notice, Madison must, within thirty (30) days of receiving such notice from Lewis: i) make such payment, or
ii) notify Lewis in writing, that it disputes that such payment is delinquent and promptly thereafter pursue resolution of such dispute in a court of competent jurisdiction in Reno, Nevada.

         The Advance Minimum Royalty payments shall be credited against any Royalty due from production in the same Contract Year, defined as each twelve-month period beginning on the anniversary of the Effective Date set forth in Section 1.1 above. Madison shall not be allowed to carry forward to future Contract Years any unrecaptured amounts of the Advance Minimum Royalty payment. No other costs or payments of any kind or form may be deducted from the Royalty payable hereunder.

         Commencing with the first Advance Minimum Royalty due after exercise of the Purchase Option, each Advance Minimum Royalty shall be adjusted annually by a cost of living adjustment pursuant to the following formula:

                              R = $60,000.00 x A/P

         Where "R" represents the adjusted Advance Minimum Royalty; "P" represents the Consumer Price Index for all Urban Consumers, "All Items" ("CPI"), as published last previous to the Effective Date of this Agreement by the United States Department of Labor for the San Francisco-Oakland Area; and "A" represents the same CPI published last previous to the date of the current Advance Minimum Royalty payment. Should such CPI be discontinued or modified, the parties agree that the most nearly similar index shall be used or, in the absence of a similar index, then as set by arbitration in accordance with the Uniform Arbitration Act of Nevada, taking into consideration changes in the cost of living. Unless and until Madison exercises the Royalty Purchase Option or Madison gives notice under Section 4.6 hereof, in no event shall the Advance Minimum Royalty be reduced below SIXTY THOUSAND DOLLARS ($60,000.00).

         2.5 Production Royalty. Upon commencing production of valuable minerals from the Property, Madison shall pay Lewis a royalty on production as follows:

                  a. Madison shall pay to Lewis a Royalty on all gold or silver produced, or shipped, or sold by Madison from the leased premises of FIVE PERCENT (5%) of the metal produced delivered to the refiner and deposited into the account of Lewis free and clear of any costs.

                  b. For all other minerals such as lead, zinc, copper, etc., Lewis shall receive a royalty of FOUR PERCENT (4%) of the Net Smelter Return. Net smelter return shall be defined as the sum received by Madison for any lot of ore or concentrates from the custom mill, custom smelter, or custom reduction works purchasing the ores or concentrates after deducting the costs of usual treatment charges. In the event ores or concentrates are shipped to a mill, smelter, or reduction works owned or controlled by Madison and/or a Joint Venture associated with Madison directly or indirectly, as parent, subsidiary, either wholly-owned or through ownership of shareholder interests, then in that event no deductions shall be made from Lewis' share of royalty and Lewis shall receive Lewis' FOUR PERCENT (4%) share of product or payment produced from these premises free and clear of all costs of any kind. The refiner or smelter shall be instructed by Lewis to pay Lewis' FOUR PERCENT (4%) Royalty directly into the account of Lewis or as Lewis may otherwise direct.

                  c. Lewis shall pay its share of the Nevada State Net Proceeds of Mines tax and its own income taxes. All other taxes, charges, assessments, fees, and fines of any nature assessed or imposed by any agency or entity shall be borne by Madison.

         The refiner or smelter shall make payment of production royalties directly into Lewis' account. All payments shall be accompanied by a statement explaining the manner in which the payment was calculated.

         2.6 Commingling. Madison shall not commingle any ores from the Property with ores from other properties unless and until Madison has negotiated a separate Commingling Agreement with Lewis. However, this provision shall not obligate Lewis to enter into a commingling agreement.

         2.7 Accounting. Lewis shall be entitled to hire such accountants and engineers as Lewis requires to evaluate Madison's payment procedures and to ensure that Lewis is properly paid its Royalty. At Lewis' request, Madison and Lewis shall jointly agree on an engineering company (the "Royalty Consultant") such as Kappes Cassiday to audit the computation and payment of the Royalty to Lewis. The Royalty Consultant shall be engaged to perform audits annually to ensure that Lewis is properly paid its Royalty. At Lewis' option, the Royalty Consultant shall certify in writing to Lewis annually that Lewis has been properly and adequately paid its Royalty, in the Royalty Consultant's opinion.

In the event that an annual shortage of payment to Lewis of one-half percent (0.5%) or more is found to exist in payments due Lewis and provided such shortage is a result of Madison's error, then in that event, Madison shall reimburse Lewis for all reasonable costs of such accountants and engineers, or other necessary professionals for that year, including the Royalty Consultant.

         Madison shall maintain books of account relating to production from the Property and make them available to Lewis, or its agent, on request at Reno, Nevada. The books shall show the amount of ores and minerals shipped, sold or treated, and the amount of money received or receivable from the sale of said ores and minerals from the Property. Said books of account, as well as Madison's maps, assays, mill and smelter returns, and all other records pertaining to the Property shall be made available at all reasonable times during normal business hours to Lewis and Lewis' representatives for the purpose of ascertaining and checking the compliance of Madison with the terms of this Agreement. Copies of accounting, production and sales records and net proceeds of mines relating to the Property shall be furnished promptly to Lewis quarterly. Madison shall provide Lewis, on a quarterly basis, a financial report relating to Madison's production operations on the Property. Madison shall maintain its records in accordance with generally accepted accounting principles. Madison shall perform an annual audit of accounts, using an accounting firm of national reputation or such other firm as Lewis may agree to in writing.

         2.8 Late Payments. After exercise of the Purchase Option, in the event that any payments due to Lewis, whether Advance Minimum Royalty, Royalty or otherwise, become delinquent by more than thirty (30) days, Lewis shall have the right, in addition to any other remedies available in law or at equity, to charge interest on the delinquent amount at the rate of two percent (2%) per month from the date due of such delinquent payment; provided, however, that if Madison shall dispute that payment is delinquent, no interest shall be due unless and until the payment is adjudicated delinquent by a court of competent jurisdiction.

         2.9 Reclamation. During the term of this Agreement, Madison shall conduct its activities on the Property in accordance with all applicable federal, state and local laws and regulations, including, without limitation, those regulations pertaining to permitting, bonding and reclamation.

                                  SECTION THREE
                         Option to Purchase the Royalty

         3.1 Grant of Option to Purchase Royalty. At any time, for a period of thirty-five (35) years after exercise of the Purchase Option, Madison shall have the exclusive right and option to purchase the Royalty (the "Royalty Purchase Option"), by giving written notice as provided in this Agreement. Upon receipt of such notice, Lewis and Madison shall set a closing date (the "Royalty Closing Date"), which shall in no event be later than thirty (30) days from the receipt of such notice. The Royalty Purchase Option shall be deemed to have been exercised on the date that Madison transmits to Lewis a written notice of exercise of the Royalty Purchase Option.

         3.2 Royalty Purchase Price. From the date of exercise of the Purchase Option until one year (1) thereafter, the purchase price for the Royalty (the "Royalty Purchase Price") shall be FOUR MILLION DOLLARS ($4,000,000.00).

         Commencing on the first anniversary of the exercise of the Purchase Option, and on each anniversary thereafter, the Royalty Purchase Price shall be increased by FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

         The Royalty Purchase price shall be paid in cash on the Royalty Closing Date, upon delivery by Lewis to Madison of a Quitclaim Deed Relinquishing Royalty Interest in the form attached hereto as Exhibit C, conveying all right title and interest in the Royalty, free and clear of all liens and encumbrances caused by Lewis.

         3.3 Effect of Exercising Royalty Purchase Option. In the event Madison exercises the Royalty Purchase Option, this Agreement shall terminate in its entirety, and Lewis will have no further rights or interest in the Property, or obligations in the Property, except those obligations that have accrued prior to such date. No Royalty shall be due Lewis after the Royalty Purchase Option has been exercised by Madison, except for Royalty on minerals received by the refiner or other purchaser prior to such exercise date.

         3.4 Right of Lewis to Sell Royalty. Prior to Madison's exercising the Royalty Purchase Option, Lewis shall be free to sell the Royalty to any buyer; provided, however, that such conveyance of the Royalty shall be subject to all of the obligations of Lewis set forth in this Agreement, including without limitation Madison's Royalty Purchase Option.

                                  SECTION FOUR
                            Miscellaneous Provisions

         The following miscellaneous provisions shall apply to all parts of this Agreement.

         4.1 Notices. All notices to MNP or GAME, as the case may be, or Lewis shall be in writing and may be delivered or sent by Federal Express, or similar overnight delivery service, or certified or registered mail, return receipt requested, to the addresses below, and such notices shall be deemed effective:
i) if by Federal Express, or similar overnight delivery service, the day after it is deposited with such service, postage prepaid; or ii) if by certified or registered U. S. mail, the date it is received or three (3) days after deposited, postage prepaid, whichever first occurs. Notice of any change in address shall be given in the same manner.

         TO LEWIS:            F. W. Lewis, Inc.
                              120 Greenridge Drive
                              Reno, NV 89509-3927

         TO GAME: Great American Minerals Exploration (Nevada), LLC 9051 South 1075 West, Suite B 301 West
                              Jordan, Utah 84088

         TO MNP:              Madison Enterprises Corp.
                              Suite 2000, Guinness Tower 1055
                              W. Hastings Street Vancouver,
                              British Columbia Canada V6E 2E9

         4.2 Payments in U. S. Currency. All payments shall be made in U. S. currency by check or wire transfer of immediately available funds, payable to Lewis at the address above.

         4.3 Title. Lewis represents and warrants that the Property is not, by any act or instrument of Lewis, nor to Lewis' knowledge as to any act or instrument of any other party, subject to (1) any prior existing agreement, encumbrance, burden or restriction; (2) any liens and encumbrances and other adverse claims by third parties or (3) any royalties, overriding royalties, net profits interests, or payments on production, excepting as noted herein.

                  a. An Agreement with Duval Corporation entered into August 27, 1982 establishing a vertical boundary agreement of some of the claims that abutted Duval. See Document Number 113805 at Book 215 Page 544; Book 244 Page 390; Book 393 Page 244. These recordings are in Lander County, Nevada.

                  b. An Agreement of perpetual easement granted to Battle Mountain Gold Company recorded at Book 423 Page 050; and also the deed recorded at Book 423, Page 046 relating to the Alps, October, Hoosac, and Weimer Burr patented claims deeded to Lewis that reserved certain easements and other rights to Battle Mountain Gold including easements. There are also easements over portions of the Buena Vista 7, 8, 12, and 13, Surprise 9 and Surprise 10 unpatented claims recorded at Book 423, Pages 046. A copy of these agreements are on file with Lewis and Madison is invited to study these documents. All of these filings are in Lander County, Nevada.

                  c. Lewis purchased the Styles patented land from an estate. With respect to the Styles' water rights, one of the family heirs may not have signed a quitclaim deed to Lewis conveying the water rights.

                  Madison will take title to the Property in reliance upon Madison's own investigation of Lewis' title. Madison further agrees there shall be no recourse against Lewis by suit, setoff, recoupment, or otherwise in the event of any title deficiencies which result in litigation or loss of any of the Property.

         4.4 No Warranties or Representations as to Value. From time to time, Lewis and other parties have prepared estimates of cash flow and mineral value with respect to portions of the Property. This information shall be made available to Madison following exectution of this Agreement.

         WITH RESPECT TO SUCH INFORMATION AND DATA, MADISON ACKNOWLEDGES AND AGREES, AS A CONDITION OF THIS AGREEMENT, THAT:

         A. LEWIS MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AS TO THE COMPLETENESS OR ACCURACY OF THE INFORMATION AND DATA PERTAINING TO THE REAL PROPERTY AND PERSONAL PROPERTY.

         B. MADISON AND ANY THIRD PARTIES SHALL MAKE THEIR OWN INDEPENDENT ASSESSMENT AND EVALUATION REGARDING ASSAYS, ORE

VALUES, ECONOMIC PROJECTIONS REGARDING THE REAL PROPERTY AND PERSONAL PROPERTY.

         C. MADISON AND ANY THIRD PARTIES SHALL NOT RELY UPON INFORMATION SUPPLIED BY LEWIS OR AVAILABLE IN THE LEWIS FILES.

         D. ANY INFORMATION FURNISHED BY MADISON TO THIRD PARTIES, INCLUDING PROSPECTIVE INVESTORS AND STOCK EXCHANGES, SHALL INCLUDE THE FOLLOWING EXPRESS LIMITATION WITH REGARD TO LEWIS, WHICH SHALL BE IN THE FORM OF A SHEET ATTACHED TO EACH DOCUMENT, MAP, ASSAY REPORT, AND OTHER INFORMATION:

         CAUTION: THE INFORMATION CONTAINED HEREIN DOES NOT CONSTITUTE ANY REPRESENTATION OF ECONOMIC VALUE OR DEVELOPMENT POTENTIAL BY F. W. LEWIS, INC., FRANK W. LEWIS, SHARON LEWIS, OR THE SF LEWIS TRUST.

         E. MADISON WILL DEFEND, INDEMNIFY, AND HOLD LEWIS HARMLESS FROM ANY CLAIMS, DEMAND, OR LIABILITIES ARISING FROM USE OF THE INFORMATION.

         4.5 Bankruptcy of Madison. In the event the business or assets of both MNP and GAME are taken over by an assignee for the benefit of creditors or by a receiver or other court custodian and remains unreleased for twenty (20) days, Lewis may, at its option, terminate this Agreement.

         4.6 Abandonment. After exercise of the Purchase Option and before exercise of the Royalty Purchase Option, if Madison decides to abandon the Property it shall offer, at least ninety (90) days prior to such abandonment, to quitclaim its interest in the Property to Lewis, free and clear of any cost. Lewis shall have a period of thirty (30) days after such notice to elect to accept the quitclaim on the Property. Such election to accept the Property will be indicated by Lewis recording the deed. In the event Lewis does not make such an election, this Agreement shall terminate and Madison shall be free to abandon the Property, at its sole discretion.

         4.7 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their respective successors and assigns.

         4.8 Applicable Law. The terms and provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada applicable to agreements made and to be performed wholly within such State. With respect to any litigation proceedings arising between the parties under this Agreement or relating to the Property, the parties each irrevocably submit to the exclusive jurisdiction of either the Second Judicial District Court for the State of Nevada, in Reno, Nevada, or the United States District Court for the District of Nevada, in Reno, Nevada. Each party waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such courts do not have personal jurisdiction over such party; provided, however, that neither party waives the right to seek the removal of any proceeding initiated in the Second Judicial District Court for the State of Nevada to the United States District Court for the District of Nevada. The parties may conduct discovery pursuant to the Nevada Rules of Civil Procedure or the

Federal Rules of Civil Procedure and any other applicable local rules, as applicable. The parties may elect to resolve their dispute by arbitration, in which case the arbitration proceedings shall be governed by the rules of the American Arbitration Association, or otherwise as the parties shall mutually agree.

         4.9 Attorney Fees and Costs. Should any litigation arise out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs, in addition to any other relief the court may grant.

         4.10 Entire Agreement. This Agreement terminates and replaces all prior agree ments, either written, oral or implied between the parties hereto, and constitutes the entire agreement between the parties.

         4.11 Memorandum of Agreement. The parties hereto agree to execute a memor andum of this Agreement, which shall be recorded in the official records of Lander County, Nevada for the purpose of providing constructive notice of this Agreement, pursuant to the laws of the State of Nevada.

         4.12 Void or Invalid Provisions. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all remaining provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

         4.13 Waiver. No waiver of any breach of any covenant herein shall be construed to be a waiver of the covenant itself, or any subsequent breach thereof.

         4.14 Amendment. All amendments of this Agreement must be in writing signed by all parties.

         4.15 Time of Essence. Time is of the essence in this Agreement and each and every part thereof.

         4.16 No Partnership or Implied Covenants. This Agreement shall not be construed under any circumstances as creating a partnership between Lewis and Madison or either of them and any other party. There shall be no implied covenants or duties under this Agreement, except for the covenant of good faith and fair dealing.

         4.17 Force Majeure. If Madison should be prevented or delayed from performing any of the obligations of this Agreement, in whole or in part, by reason or act of nature, strike, fire, flood, delay in transportation, war insurrection or mob violence, requirement or regulation of government, unavoidable casualties, unavoidable accidents, any local, state or federal law, regulation or order, the judgment or order of any court, any such failure to perform shall not be deemed a breach of this Agreement, but performance of said obligations shall be suspended during such period of disability and performance of said obligations shall be resumed immediately after such disability has been removed. Force majeure shall not be applicable to the obligations of Madison (1) to perform assessment work or to pay the federal claim maintenance fees and county recording fees, as prescribed in Section 1.16; (2) to make the minimum royalty or advance minimum royalty payments described in this Agreement; and (3) to make all other payments due to Lewis pursuant to this Agreement.

         4.18 Confidentiality. Except for the recording of a Memorandum of Agreement, as provided in Section 4.11, and except as otherwise provided in this Section, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by any party in connection with this Agreement shall be treated by the parties as confidential (hereinafter called "Confidential Information") and no party shall reveal or otherwise disclose such Confidential Information to third parties without the prior written consent of the other party. Confidential Information that is available or that becomes available in the public domain, other than through a breach of this provision by a party, shall no longer be treated as Confidential Information.

         The foregoing restrictions shall not apply to the disclosure of Confidential Information to any affiliate; to any public or private financing agency or institution; to any contractors or subcontractors which the parties may engage; to employees and consultants of the parties; or to any third party to which a party contemplates the transfer, sale, assignment, encumbrance or other disposition of all or part of its interest in this Agree-meet; provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section.

         In the event that a party is required to disclose Confidential Information to any federal, state or local government, any court, agency or department thereof, or any stock exchange, to the extent required by applicable law, rule or regulation, or in response to a legitimate request for such Confidential Information, the party so required shall immediately notify the other party hereto of such requirement and the terms thereof, and the proposed form and content of the disclosure prior to such submission. The other party shall have the right to review and comment upon the form and content of the disclosure and to object to such disclosure to the court, agency, exchange or department concerned, and to seek confidential treatment of any Confidential Information to be disclosed on such terms as such party shall, in its sole discretion, determine.

         Madison has been informed that the S. F. Lewis Trust, which owns all of the stock of F. W. Lewis, Inc., is presently offering to sell all of the stock of F. W. Lewis, Inc. to interested parties. Such parties, after signing a Confidentiality Agreement to protect the confidential nature of such information at least to the same extent as the parties are obligated under this Section, shall be entitled to review all Confidential Information which relates to the
Property: i) in the possession of Lewis and ii) to which Lewis is entitled under the terms of this Agreement but which Confidential Information Lewis has not yet received, provided that such review shall be made in accordance with the provisions of this

Section 4.18. The purpose of such examination shall be to assist in valuation of the stock of F. W. Lewis, Inc.

         4.19. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, and signature pages transmitted by facsimile shall be treated as original and binding signatures (provided, however, that a fully-executed original Agreement is delivered to Lewis within fourteen (14) days of the Effective Date).

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                           F. W. LEWIS, INC.


                                           By: /s/ Frank W. Lewis
                                               ---------------------------------
                                               FRANK W. LEWIS, President


                                           GREAT AMERICAN MINERALS
                                             EXPLORATION (NEVADA), LLC, a
                                             Nevada limited liability company



                                           By: /s/ Donald James McDowell
                                           -------------------------------------
                                           Name: Donald James McDowell
                                           Title: Manager


                                           MADISON ENTERPRISES CORP., a British
                                             Columbia corporation


                                           By: /s/ Chet Idziszek
                                           -------------------------------------
                                           Name: Chet Idziszek
                                           Title: President

STATE OF NEVADA             )
                            ) ss.
COUNTY OF WASHOE            )

         On this 4th day of June, 2002, personally appeared before me, a Notary Public, Frank W. Lewis, a duly qualified and acting officer of F. W. LEWIS, INC., personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.

                                                /s/ Richard W. Harris
                                               ---------------------------------
                                               Notary Public


STATE OF NEVADA              )
                             ) ss.
COUNTY OF WASHOE             )

         On this 5th day of June, 2002, personally appeared before me, a Notary Public, Donald James McDowell duly qualified and acting officer of GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC, a Nevada limited liability company, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.


                                                /s/ Richard W. Harris
                                               ---------------------------------
                                               Notary Public



PROVINCE OF BRITISH COLUMBIA    )
                                ) ss.
CITY OF VANCOUVER               )

         On this 5th day of June, 2002, personally appeared before me, a Notary Public, Chet Idziszek a duly qualified and acting officer of MADISON ENTERPRISES CORP., a British Columbia corporation, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of said corporation.



                                                /s/
                                               ---------------------------------
                                               Notary Public

Battle Mt

                                    EXHIBIT A
                              LANDER COUNTY, NEVADA
                        BATTLE MOUNTAIN MINING DISTRICT

Patented property of F. W. Lewis, Inc.

New Silver dream #6 U. S. Survey No. 5048
Robert Emmett U. S. Survey No. 59 Parcel No. 98-702-21
Eureka U. S. Survey No. 60 Parcel No. 98-702-22
October U. S. Survey No. 4380 Parcel No. 98-702-41
Alps Mine and Company U. S. Survey No. 3742 Parcel No. 98-701-95
Weimer Burr US. Survey No, 3074 Parcel No. 98-702-37
Hoosac Lode and Company U. S. 3742 (excepting a small portion of this claim that is South and not contiguous to the other property) Parcel No. 98-701-94

Styles Farm Parcel No. 10-420-01. Approximately 5 acres with water rights as follows: T. 31, N, R. 43 E., MDBM, Section 11 SE 1/4 NW 1/4 SW 1/4 SW 1/4; N 1/2 NE 1/4 SW 1/4 SW 1/4 SW 1/4; E 1/2 SW 1/4 NW 1/4 SW 1/4 SW 1/4.

Unpatented property of F. W. Lewis, Inc.
----------------------------------------

Claim Names                                Book           Page            NMC
-----------                                ----           ----            ---
Antler Ext. No. 1                          275            417            385042
Antler Ext. No. 2                          275            418            385043
Antler Ext. No. 3                          275            419            385044
Antler Ext. No. 4                          275            420            385045
Antler Ext. No. 5                          275            421            385046
Antler Ext. No. 6                          275            422            385047
Antler Ext. No. 7                          275            423            385048
Antler Ext. No. 8                          275            424            385049
Antler Ext. No. 9                          275            425            385050
Antler Ext. No. 10                         275            426            385051
Antler No. 1                               189            443            181854
Antler No. 2                               189            444            181855
Antler No. 3                               189            445            181856
Antler No. 4                               189            446            181857
Antler No. 5                               189            447            181858

Antler No. 6                               189            448            181859
Antler No. 7                               189            449            181860
Antler No. 8                               189            450            181861
Antler No. 9                               189            451            181862
Antler No. 10                              189            452            181863
Antler No. 11                              189            453            181864
Antler No. 12                              189            454            181865
Antler No. 13                              189            455            181866
Antler No. 14                              189            456            181867
Antler No. 15                              189            457            181868
Antler No. 16                              189            458            181869
Antler No. 17                              189            459            181870
Antler No. 18                              189            460            181871
Antler No. 19                              189            461            181872
Antler No. 20                              189            462            181873
Antler No. 21                              189            463            181874
Antler No. 22                              189            464            181875
Antler No. 23                              189            465            181876
Antler No. 24                              189            466            181877
Antler No. 25                              189            467            181878
Antler No. 26                              189            468            181879
Antler No. 27                              189            469            181880
Antler No. 28                              196            278            200025
Antler No. 29                              196            279            200026
Antler No. 30                              196            280            200027
Antler No. 31                              196            281            200028
Antler No. 32                              196            282            200029
Antler No. 33                              196            283            200030
Antler No. 34                              196            284            200031
Antler No. 35                              196            285            200032
Antler No. 36                              196            286            200033
AP No. 1 PL                                212            344            241342
AP No. 2 PL                                212            345            241343
AP No. 3 PL                                212            346            241344
AP No. 4 PL                                212            347            241345
AP No. 5 PL                                212            348            241346
April                                      4              64             97906
Battle                                     210            185            241290
Battle No. 1                               210            186            241291
Battle No. 2                               210            187            241292
Bear Paw                                   9              281            102415

         Amended                           221            553
Bear Paw No. 1                             9              282            102416
         Amended                           221            554
Bear Paw No. 2                             210            190            241293
Bear Paw No. 3                             210            191            241294
Bear Paw No. 4                             9              373            102417
         Amended                           221            557
Bear Paw No. 5                             9              374            102418
         Amended                           221            558
Bear Paw No. 6                             11             400            102419
         Amended                           221            559
Buena Vista Fr. No. 1                      214            197            245427
Buena Vista Fr. No. 2                      214            198            245428
Buena Vista Fr. No. 3                      221            412            260267
Buena Vista Fr. No. 4                      221            413            260268
Buena Vista Fr. No. 5                      221            414            260269
Buena Vista Fr. No. 6                      221            415            260270
Buena Vista Fr. No. 7                      221            416            260271
Buena Vista No. 1                          177            314            151268
Buena Vista No. 2                          177            315            151269
Buena Vista No. 3                          177            316            151270
Buena Vista No. 4                          177            317            151271
Buena Vista No. 5                          177            318            151272
Buena Vista No. 6                          177            319            151273
Buena Vista No. 7                          177            320            151274
Buena Vista No. 8                          177            321            151275
Buena Vista No. 9                          177            322            151276
Buena Vista No. 10                         177            323            151277
Buena Vista No. 11                         177            324            151278
Buena Vista No. 12                         177            325            151279
Buena Vista No. 13                         177            326            151280
Buena Vista No. 14                         180            28             159544
Buena Vista No. 15                         180            29             159545
Buena Vista No. 16                         180            30             159546
Buena Vista No. 17                         189            482            181887
Buena Vista No. 18                         189            483            181888
Buena Vista No. 19                         189            484            181889
Buena Vista No. 20                         189            485            181890
Buena Vista No. 21                         189            486            181891
Buena Vista No. 22                         189            487            181892
Buena Vista No. 23                         189            488            181893

BVD No. 1 PL                               212            324            241352
BVD No. 2 PL                               212            325            241353
BVD No. 3 PL                               212            326            241354
BVD No. 4 PL                               212            327            241355
BVD No. 5 PL                               212            328            241356
BVD No. 6 PL                               212            329            241357
BVD No. 7 PL                               212            330            241358
BVD No. 8 PL                               212            331            241359
BVD No. 9 PL                               212            332            241360
BVD No. 10 PL                              212            333            241361
BVD No. 11 PL                              212            334            241362
Driscol Ext. No. 5                         210            180            241287
Driscol Ext. No. 6                         210            181            241288
Driscol Ext. No. 7                         210            182            241289
Driscol Ext. No. 8                         177            306            151260
Driscol Ext. No. 9                         177            307            151261
Driscol Ext. No. 10                        177            308            151262
Driscol Ext. No. 11                        177            309            151263
         Amended                           224            300
Driscol Ext. No. 12                        177            310            151264
         Amended                           224            301
Driscol Ext. No. 13                        177            311            151265
         Amended                           224            302
Driscol Ext. No. 14                        177            312            151266
Driscol Ext. No. 15                        177            313            151267
Driscol Ext. No. 16                        190            151            183430
Driscol Ext. No. 17                        190            152            183431
Driscol Ext. No. 18                        190            153            183432
Driscol Ext. No. 19                        190            154            183433
Driscol Ext. No. 20                        190            155            183434
Driscol Ext. No. 21                        190            156            183435
Driscol Ext. No. 22                        190            157            183436
Driscol Ext. No. 23                        190            158            183437
Driscol Ext. No. 24                        190            159            183438
Driscol Ext. No. 25                        190            160            183439
Driscol Ext. No. 26                        190            161            183440
Driscol Ext. No. 27                        190            162            183441
Driscol Ext. No. 28                        190            163            183442
         Amended                           224            303
Driscol Ext. No. 29                        190            164            183443
         Amended                           224            304

Driscol Ext. No. 30                        190            165            183444
         Amended                           224            305
Driscol Ext. No. 31                        190            166            183445
         Amended                           224            306
Driscol Ext. No. 32                        190            167            183446
         Amended                           224            307
Driscol Ext. No. 33                        190            168            183447
         Amended                           224            308
Driscol Ext. No. 34                        190            169            183448
         Amended                           224            309
Driscol Ext. No. 37                        190            170            183449
         Amended                           224            310
Driscol Ext. No. 38                        190            171            183450
         Amended                           224            311
Driscol Ext. No. 39                        190            172            183451
         Amended                           224            312
Driscol Ext. No. 40                        190            173            183452
         Amended                           224            313
Driscol Ext. No. 41                        190            174            183453
Driscol Ext. No. 42                        190            175            183454
         Amended                           224            314
Driscol Ext. No. 43                        212            342            241347
Driscol Ext. No. 44                        224            316            271305
Driscol Ext. No. 45                        224            317            271306
Driscol Ext. No. 46                        224            318            271307
Driscol Ext. No. 47                        224            319            271308
Driscol Ext. No. 48                        224            320            271309
Driscol Ext. No. 49                        224            321            271310
Driscol High Grade                         22             248            70523
Driscol No. 1                              22             249            70524
         Amended                           221            560
Driscol No. 2                              22             249            70525
         Amended                           221            561
Driscol No. 3                              22             250            70526
         Amended                           221            562
Driscol No. 4                              2              34             70527
         Amended                           221            563
Driscol No. 5                              2              62             70528
         Amended                           221            564
Driscol No. 6                              2              63             70529
         Amended                           221            565

Driscol No. 7                              2              64             70530
         Amended                           221            566
Driscol No. 8                              2              65             70531
Driscoll No. 9                             7              234            70532
Driscoll No. 10                            7              235            70533
Driscoll No. 11                            7              236            70534
Driscoll No. 12                            7              237            70535
Driscoll No. 13                            7              238            70536
         Amended                           221            567
Driscoll No. 14                            7              239            70537
         Amended                           221            568
         Amended                           408            467
Driscoll No. 15                            7              240            70538
         Amended                           221            569
Duck Fraction                              277            463            387880
Honey Bear No. 1                           217            143            251629
Honey Bear No. 2                           217            144            251630
Honey Bear No. 3                           217            145            251631
Honey Bear No. 4                           217            146            251632
Honey Bear No. 5                           217            147            251633
Honey Bear No. 6                           217            148            251634
Honey Bear No. 7                           217            149            251635
Honey Bear No. 8                           217            150            251636
Honey Bear No. 9                           217            151            251637
Honey Bear No. 10                          217            152            251638
Honey Bear No. 11                          217            153            251639
Honey Bear No. 12                          217            154            251640
Honey Bear No. 13                          217            155            251641
Honey Bear No. 14                          217            156            251642
Honey Bear No. 15                          217            157            251643
Honey Bear No. 16                          217            158            251644
Honey Bear No. 17                          217            159            251645
Honey Bear No. 18                          217            160            251646
Honey Bear No. 19                          217            161            251647
Honey Bear No. 20                          217            162            251648
Honey Bear No. 21                          217            163            251649
Honey Bear No. 22                          217            164            251650
Honey Bear No. 23                          217            165            251651
Honey Bear No. 24                          217            166            251652
LC No. 1                                   212            350            241315
LC  No. 2                                  212            351            241316

LC No. 3A                                  212            352            241317
LC No. 3B                                  212            353            241318
LC No. 4                                   212            354            241319
LC No. 5                                   212            355            241320
LC No. 6                                   212            356            241321
LC No. 7                                   212            357            241322
LC No. 8                                   212            358            241323
         Amended                           224            295
LC No. 9                                   212            359            241324
         Amended                           224            359
LC No. 10                                  212            360            241325
LC No. 11                                  212            361            241326
LC No. 12                                  212            362            241327
LC No. 13                                  212            363            241328
LC No. 14                                  212            364            241329
LC No. 15                                  212            365            241330
LC No. 16                                  212            366            241331
LC No. 17                                  212            367            241332
LC No. 18                                  212            368            241333
LC No. 19                                  212            369            241334
LC No. 20                                  212            370            241335
LC No. 21                                  212            371            241336
LC No. 22                                  212            372            241337
LC No. 23                                  212            373            241338
LC No. 24                                  212            374            241339
LC No. 25                                  212            375            241340
         Amended                           224            297
LC No. 26                                  212            376            241341
         Amended                           224            298
LC No. 27                                  224            287            271311
LC No. 28                                  224            288            271312
LC No. 29                                  224            289            271313
LC No. 30                                  224            290            271314
LC No. 31                                  224            291            271315
LC No. 32                                  224            292            271316
NKL No. 1                                  190            214            183881
NKL No. 2                                  190            215            183882
NKL No. 3                                  190            216            183883
NKL No. 4                                  190            217            183884
NKL No. 5                                  190            218            183885
NKL No. 6                                  190            219            183886

NKL No. 7                                  190            220            183887
NKL No. 8                                  190            221            183888
NKL No. 9                                  190            222            183889
NKL No. 10                                 190            223            183890
NKL No. 11                                 190            224            183891
NKL No. 12                                 190            225            183892
NKL No. 13                                 190            226            183893
NKL No. 14                                 190            227            183894
NKL No. 15                                 190            228            183895
NKL No. 16                                 190            229            183896
NKL No. 17                                 190            230            183897
NKL No. 19                                 190            232            183899
NKL No. 20                                 190            233            183900
NKL No. 21                                 190            234            183901
NKL No. 22                                 212            339            241348
NKL No. 22                                 214            187            245418
NKL No. 23                                 212            340            241349
NKL No. 23                                 214            188            245419
NKP No. 1 PL                               190            259            183860
NKL No. 2 PL                               190            260            183861
NKL No. 3 PL                               190            261            183862
NKL No. 4 PL                               190            262            183863
NKL No. 5 PL                               190            263            183864
NKL No. 6 PL                               190            264            183865
NKL No. 7 PL                               190            265            183866
NKL No. 8 PL                               190            266            183867
NKL No. 9 PL                               190            267            183868
NKL No. 10 PL                              190            268            183869
NKL No. 11 PL                              190            269            183870
NKL No. 12 PL                              190            270            183871
NKL No. 13 PL                              190            271            183872
NKL No. 14 PL                              190            272            183873
NKL No. 15 PL                              190            273            183874
NKP No. 16 PL                              190            274            183875
NKL No. 17 PL                              190            275            183876
NKL No. 19 PL                              190            277            183878
NKL No. 20 PL                              190            278            183879
NKL No. 21 PL                              190            279            183880
NKL No. 22 PL                              212            336            241350
NKL No. 23 PL                              212            337            241351
Perspiration Ext. No. 1                    275            409            385034

Perspiration Ext. No. 2                    275            410            385035
Perspiration Ext. No. 3                    275            411            385036
Perspiration Ext. No. 4                    275            412            385037
Perspiration Ext. No. 5                    275            413            385038
Perspiration Ext. No. 6                    275            414            385039
Perspiration Ext. No. 7                    275            415            385040
Perspiration Ext. No. 8                    275            416            385041
Perspiration No. 1                         2              66             97903
Perspiration No. 2                         13             155            97904
Perspiration No. 3                         13             156            97905
Perspiration No. 4                         190            177            183455
Perspiration No. 5                         190            178            183456
Perspiration No. 6                         190            179            183457
Perspiration No. 7                         190            180            183458
Perspiration No. 8                         190            181            183459
Perspiration No. 9                         190            182            183460
Perspiration No. 10                        190            183            183461
Perspiration No. 11                        190            184            183462
Perspiration No. 12                        190            185            183463
Perspiration No. 13                        190            186            183464
Perspiration No. 14                        190            187            183465
Perspiration No. 15                        190            188            183466
Perspiration No. 16                        190            189            183467
Perspiration No. 17                        190            190            183468
Perspiration No. 18                        190            191            183469
Perspiration No. 19                        190            192            183470
Perspiration No. 20                        190            193            183471
Perspiration No. 21                        190            194            183472
Perspiration No. 22                        190            195            183473
Perspiration No. 23                        190            196            183474
Perspiration No. 24                        190            197            183475
Perspiration No. 25                        190            198            183476
Perspiration No. 26                        190            199            183477
Perspiration No. 27                        190            200            183478
Perspiration No. 28                        190            201            183479
Perspiration No. 29                        190            202            183480
Perspiration No. 30                        190            203            183481
Perspiration No. 31                        190            204            183482
Perspiration No. 32                        190            205            183483
Perspiration No. 33                        190            206            183484
Perspiration No. 34                        190            207            183485

Perspiration No. 35                        190            208            183486
Perspiration No. 36                        190            209            183487
Perspiration No. 37                        190            210            183488
Perspiration No. 38                        190            211            183489
Perspiration No. 39                        190            212            183490
Roid No. 1 Fraction                        293            28             418380
Roid No. 2 Fraction                        293            29             418381
SC No. 1                                   224            270            271317
SC No. 2                                   224            271            271318
SC No. 3                                   224            272            271319
SC No. 4                                   224            273            271320
SC No. 5                                   224            274            271321
SC No. 6                                   224            275            271322
SC No. 7                                   224            276            271323
SC No. 8                                   224            277            271324
SC No. 9                                   224            278            271325
SC No. 10                                  224            279            271326
SC No. 11                                  224            280            271327
SC No. 12                                  224            281            271328
SC No. 13                                  224            282            271329
SC No. 14                                  224            283            271330
SC No. 15                                  224            284            271331
SC No. 16                                  224            285            271332
Silver Dream No. 1                         213            261            243533
New Silver Dream No. 2                     343            196            589457
New Silver Dream No. 3                     343            198            589458
Silver Dream No. 4                         213            264            243536
Silver Dream No. 5                         213            265            243537
Silver Dream No. 7                         213            266            243538
Silver Dream No. 8                         213            267            243539
Silver Dream No. 9                         177            302            151241
Silver Dream No. 10                        177            303            151242
Silver Dream No. 11                        177            304            151243
Surprise Fraction No. 1                    214            190            245420
Surprise Fraction No. 2                    214            191            245421
Surprise Fraction No. 3                    214            192            245422
Surprise Fraction No. 4                    214            193            245423
Surprise Fraction No. 5                    214            194            245424
Surprise Fraction No. 6                    214            195            245425
Surprise Fraction No. 7                    214            196            245426
Surprise No. 5                             180            24             159540

Surprise No. 6                             180            25             159541
Surprise No. 7                             180            27             159542
Surprise No. 8                             180            28             159543
Surprise No. 9                             181            584            166987
         Amended                           221            571
Surprise No. 10                            181            585            166988
         Amended                           221            572
         Amended                           343            200

Willow Fraction                            293            30             418382
Willow Fraction No. 1                      293            31             418383
Willow Fraction No. 2                      293            32             418384
Willow Fraction No. 3                      293            33             418385
Goldfield Concentrates Mill Site           8              423            102449
McBear 1                                   408            582            700644
(360 unpatened)


Battle Mountain
Water rights Including the following:
Water right certificate to Galena Spring No. 7592
Water right certificate to Shiloh Shaft No. 759375
Styles water permits No. s 7665, 7684, 28960, 9811.


Water right applications No.s
49038, 49039, 49053.

Recorded at the request of                                             Exhibit B
and return to:



                      QUITCLAIM DEED WITH RESERVED ROYALTY
                             ON MINERAL PRODUCTION

         THIS QUITCLAIM DEED WITH RESERVED ROYALTY ON MINERAL PRODUCTION is made this_______________________day of_____________________, 200_ by and between F.
W. LEWIS, INC., a Nevada corporation ("Lewis"); and MADISON ENTERPRISES CORP., a British Columbia corporation, and GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC., a Nevada limited liability company (referred to collectively as "Madison").

                                   WITNESSETH:

         1. Conveyance of Real Property. Lewis, in consideration of Ten Dollars and other valuable consideration paid to it by Madison, does hereby remise, release and forever quitclaim to Madison all of Lewis' right, title and interest in and to the patented and unpatented lode mining claims situated in Lander County, Nevada, which are more particularly described on Exhibit A attached hereto (the "Property").

         TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

         TOGETHER with all minerals and all veins and lodes of mineral-bearing rock therein and all dips, spurs and angles thereof.

         TO HAVE AND TO HOLD all of the right, title and interest of Lewis in and to the Property, together with the appurtenances, unto Madison, its successors and assigns forever.

         2. Minimum Advance Royalties. Commencing on_____________________________________________, 200_____, and on every anniversary thereafter, Madison will pay to Lewis minimum advance royalties in the amount of SIXTY THOUSAND DOLLARS ($60,000.00) in cash. Madison shall be allowed to deduct the SIXTY THOUSAND DOLLAR ($60,000.00) minimum advance royalties from production royalties in the current Contract Year (defined as each twelve-month period beginning on the anniversary of the Effective Date of_______________________________________, 2002) in which such payment is made.
Madison shall not be allowed to carry forward any unrecaptured amounts of the $60,000.00 minimum advance royalties or other payments hereunder. No other costs or payments of any kind or form may be deducted from the production royal-ties payable hereunder.

         The cash amount of the advance royalties payable pursuant to this
Section 2 shall be adjusted annually pursuant to the following formula:

                  a. For the purpose of the adjustments referred to herein and the application of the formula herein set forth, the base minimum royalty payment shall be SIXTY THOUSAND DOLLARS ($60,000.00) per year.

                  b. The minimum royalty for the twelve months following the adjustment shall be increased according to increases in the cost of living as herein set forth. The formula for computing the adjusted annual payment according to the cost of living fluctuation shall be as follows:

                  R = $60,000 x A/P

         Where "R" represents the adjusted Advance Minimum Royalty; "P" represents the Consumer Price Index for all Urban Consumers, "All Items" ("CPI"), as published last previous to the effective date of this Agreement by the United States Department of Labor for the San Francisco-Oakland Area; and "A" represents the same CPI published last previous to the date of the current Advance Minimum Royalty payment. Should such CPI be discontinued or modified, the parties agree that the most nearly similar index shall be used or, in the absence of a similar index, then as set by arbitration in accordance with the Uniform Arbitration Act of Nevada, taking into consideration changes in the cost of living. Unless and until Madison exercises the Royalty Purchase Option or abandons the property, in no event shall the Advance Minimum Royalty be reduced below SIXTY THOUSAND DOLLARS ($60,000).

         3. Reserved Royalty on Production. Upon commencing production of valuable minerals from the Property, Madison shall pay Lewis a royalty on production ("Royalty") as follows:

                  a. Madison shall pay to Lewis a royalty on all gold or silver produced, shipped, or sold by Madison from the Property equal to five percent (5%) of the value of gold and silver produced and delivered to a refiner, free and clear of any costs.

                  b. For all other minerals such as lead, zinc, copper, etc., Lewis shall receive a royalty of four percent (4%) of the Net Smelter Returns. The term "Net Smelter Returns" as used herein shall be the amount received by Madison for any lot, ore or concentrates from the custom mill, smelter or reductions works purchasing the ores or concentrates after deducting the costs of usual treatment charges. In the event ores or concentrates are shipped to a mill, smelter or reduction works owned or controlled by Madison and/or any joint venture associated with Madison, directly or indirectly, as parent, subsidiary or under common ownership, either wholly owned or through ownership of shareholder interest, then in that event no deductions shall be made from the Royalty to Lewis, and Lewis shall receive four percent (4%) of such minerals produced from the Property free and clear of all costs. The refiner shall be instructed by Lewis to pay the Royalty directly into the account of Lewis or as Lewis may otherwise direct.

                  c. Lewis shall pay its share of the Nevada State Net Proceeds of Mines tax and its own income taxes, and all other taxes, charges, assessments, fees, and fines of any nature assessed or imposed by any agency or entity shall be borne by Madison.

                  d. Payment of production royalties shall be made by the refiner or smelter directly into Lewis' account or as Lewis may otherwise direct. All payments shall be accompanied by a statement explaining the manner in which the payment was calculated.

         4. Commingling of Ore. Madison shall not commingle any ores from the Property with ores from other properties unless and until Madison has negotiated a separate Commingling Agreement with Lewis. However, this provision shall not obligate Lewis to enter into a commingling agreement.

         5. Accounting and Audits. Lewis shall be entitled to hire such accountants and engineers as Lewis requires to evaluate Madison's payment procedures and to ensure that Lewis is properly paid for minerals and ores. In the event that an annual shortage of payment to Lewis of one-half percent (0.5%) or more is found to exist in payments due to Lewis, Madison shall reimburse Lewis for all costs of such accountants and engineers, or other necessary professionals as a cost of the operation of the mine.

         Madison shall maintain books of account relating to the production from the Property and make them available to Lewis, or its agents, on request at Reno, Nevada. The books shall show the amount of ores and minerals shipped, sold or treated, and the amount of money received or receivable from the sale of said ores and minerals. The books of account, as well as Madison's maps, assays, mill and smelter returns, and all other records shall be made available at all reasonable times to Lewis and its representatives for the purpose of ascertaining and checking the compliance of Madison with the terms of this Agreement.

         Copies of accounting, production and sales records and net proceeds of mines statements relating to the Property shall be furnished promptly to Lewis quarterly, and at other times on request. Madison shall provide Lewis, on a quarterly basis, a financial report relating to Madison's production operations on the Property. Madison shall maintain its records in accordance with generally accepted accounting principles.

         At Lewis' request, Madison and Lewis shall jointly agree on an engineering company such as Kappes Cassiday to audit the computation and payment of the Royalty to Lewis. The consultant shall be engaged to perform audits annually or more often to ensure that Lewis is properly paid its Royalty. The consultant shall be required to certify in writing to Lewis annually that Lewis has been properly and adequately paid its Royalty, in the consultant's opinion. The audit shall be an expense of Madison.

         8. Late Payments. In the event that any payments due to Lewis, whether advance royalties, production royalties, or otherwise, should become delinquent by thirty (30) days or more, Lewis shall have the following options:

         a. Lewis may charge interest at the rate of two percent (2%) per month from the date or dates due; or,

         b. In the event that there is a good faith dispute concerning the amount of delinquency, Madison must (1) place the full amount in dispute into an interest bearing escrow account within thirty (30) days, and (2) file a declaratory relief action to determine the rights and obligations of the parties in a court of competent jurisdiction within ninety (90) days of the amount coming due.

         9. Reclamation. Madison shall conduct environmental reclamation as may be required by statute, and, in addition, shall undertake all reclamation measures which can be performed on the Property on any areas on which mining shall have been completed, whether required by statute or not.

         Prior to commencing mining operations, Madison shall obtain a bond secured by cash, a bonding agency, or the Nevada Bond Pool to reclaim all areas disturbed by Madison on the Property. In the event of posting a cash bond, the cash may be released to contractors performing the reclamation.

         10. Storage of Concentrates. If Madison stockpiles any ores, minerals, con centrates, or dore bullion produced from the Property for a period greater than two (2) months, then Madison shall pay to Lewis the Royalty described in Paragraph 3 above with respect to such stockpiled ores, minerals, concentrates, or dore bullion.

         Madison shall be responsible to Lewis for its Royalty from the theft of any bullion, precipitate or other product, while the material is in the care of Madison, its agents, assigns or contractors.

         11. Option to Purchase Royalty. Madison has the exclusive right and option to purchase the royalty from Lewis for an initial price of FOUR MILLION DOLLARS ($4,000,000.00) payable in cash and stock. The option shall continue for 35 years from _______________________________, 200_____. The purchase price for the royalty shall increase by $500,000.00 on each anniversary of____________________________________, 200_.

         12. Additional Claims. Any property or claims located or acquired by Madison or its successors within the exterior boundary of the properties described on Exhibit A shall be subject to the foregoing provisions and the Royalty.

         13. Covenants Running with the Land. The provisions set forth in Paragraphs 2 through 12 above shall be covenants and conditions touching upon the land, and such covenants and conditions shall be binding upon all successors in interest.

         IN WITNESS WHEREOF, Lewis has executed this Quitclaim Deed with Reserved Royalty on Mineral Production the day and year first above written.


                                         F. W. LEWIS, INC., a Nevada corporation



                                         By_____________________________________
                                            F. W. LEWIS, President


STATE OF NEVADA      )
                     ) ss
COUNTY OF WASHOE     )

                  On the_____________day of______________________, 200______,
personally appeared before me, a Notary Public within and for said county, personally appeared F. W. LEWIS, President of F. W. Lewis, Inc. who acknowledged that he executed the foregoing QUITCLAIM DEED WITH RESERVED ROYALTY ON MINERAL PRODUCTION, and to me known or proved to be the person described in and who executed the same.


                                                    ____________________________
                                                     NOTARY PUBLIC

Recorded at the request of                                             Exhibit C
and return to:



                  QUITCLAIM DEED RELINQUISHING ROYALTY INTEREST

         THIS QUITCLAIM DEED RELINQUISHING ROYALTY INTEREST is made this_________day of_____________________, 2002 by and between F. W. LEWIS, INC., a Nevada corporation ("Lewis"); and MADISON ENTERPRISES CORP., a British Columbia corporation, and GREAT AMERICAN MINERALS EXPLORATION (NEVADA), LLC., a Nevada limited liability company (referred to collectively as "Madison").

                                   WITNESSETH:

         1. Conveyance of Real Property. Lewis, in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, hereby relinquishes and conveys to Madison the reserved royalty on production set forth in the "Quitclaim Deed with Reserved Royalty on Mineral Production" dated _________________________________________________, 200_____and recorded in
Book____________________of the Official Records of Lander County, Pages_______________________________ (Document No. _________________) (the
"Royalty Deed"). Lewis has no remaining right, title, or interest in the mining claims described in the Royalty Deed or in any proceeds therefrom.

         IN WITNESS WHEREOF, Lewis has executed this Quitclaim Deed Relinquishing Royalty Interest the day and year first above written.


                                         F. W. LEWIS, INC., a Nevada corporation



                                         By_____________________________________
                                             F. W. LEWIS, President



STATE OF NEVADA      )
                     ) ss
COUNTY OF WASHOE     )

                  On the_____________day of_______________________, 200_____,
personally appeared before me, a Notary Public within and for said county, personally appeared F. W. LEWIS, President of F. W. Lewis, Inc. who acknowledged that he executed the foregoing QUITCLAIM DEED RELINQUISHING ROYALTY INTEREST, and to me known or proved to be the person described in and who executed the same.


                                                   _____________________________
                                                     NOTARY PUBLIC


                                       -2-